EXHIBIT 10.1
                              SEPARATION AGREEMENT
                                       AND
                                       ---
                              RELEASE OF ALL CLAIMS
                              ---------------------

This Separation Agreement and Release of All Claims ("Agreement") is entered into this 14th day of August, 1998, between Scott D. Fullmer ("Employee") and Poore Brothers, Inc. ("Employer"). The term "parties" shall refer collectively to both of these entities.

         In consideration of the mutual promises herein contained, the adequacy of which consideration is hereby acknowledged, the parties agree as follows.

         1. Employee's employment by Employer is terminated by mutual agreement as of August 7, 1998 (the "Termination Date").

         2. Employer shall provide the following severance benefits to Employee:

                  a. Employer shall pay Employee severance pay until December 7, 1998. This severance pay, subject to appropriate withholding and deductions as required by law, shall be paid to Employee by continuing to pay Employee amounts equaling Employee's regular base salary, on the regular paydays of Employer, until the obligation to pay severance is completed.

                  b. Vested stock options held by Employee shall expire on February 7, 1999. Employee may exercise such stock options at any time prior to the expiration date.

                  c. Any unvested stock options held by Employee that were scheduled to vest prior to February 7, 1999 will vest as of the execution of this Agreement and will be subject to the expiration date stated in paragraph 2b above.

                  d. Unvested stock options held by Employee will expire on the Termination Date stated in paragraph 1 above.

                  e.  Employer  shall  continue   Employee's  medical  and  life
insurance during the severance period specified in subparagraph 2a above. Upon the expiration of the severance period, Employee shall have all rights to continuation of such coverage as may be provided by law, including without limitation COBRA.

                  f. Employer shall pay Employee his/her accrued vacation and sick days not yet taken or paid (total of 4.75 days).

                  g.  Employer  shall  provide   outplacement   and  job  search
assistance to the Employee as outlined on the attached Exhibit A.

                  h. Employee shall have use of his/her company-owned automobile until December 7, 1998, or until such earlier time as the Employee finds employment, at which time it shall be returned to Employer. Employee is responsible for all gasoline expenses.

                  i. The parties acknowledge that the above payments and benefits are consideration in addition to anything of value to which Employee is already entitled.

         3. Employee, on behalf of himself/herself and his/her marital community, heirs, executors, assigns and personal representatives, does hereby release and forever discharge Employer and any parent company, subsidiary company, and any other company affiliated with or under common ownership with Employer, and each of their respective current and former officers, partners, principals, directors, shareholders, attorneys, employees, agents, servants, representatives, independent contractors, guarantors, heirs, successors, insurers, assigns, and all affiliated entities, hereinafter collectively referred to as the "the Released Parties," from any and all claims, or demands, causes of actions, or liability of any kind or character, known or unknown, arising or accruing through the date this Agreement is executed by Employee, including without limitation all claims that are in any way related to Employee's employment by Employer or the termination thereof.

         Without limiting the generality of the foregoing, the full release contained in this paragraph applies to all claims arising under the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; the Americans With Disabilities Act of 1990; the Labor Management Relations Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Family and Medical Leave Act; the Immigration Reform and Control Act; the Consolidated Omnibus Budget Reconciliation Act; the Occupational Safety and Health Act, or any comparable state occupational safety and health statute; the Workers' Adjustment and Retraining Act; 42 U.S.C. ss. 1981; the Arizona Civil Rights Act; the Arizona Wage Act; or under any other applicable state or federal statute; and to any common law cause of action, including without limitation claims for breach of contract, wrongful discharge, unpaid wages, tort, personal injury, or any claim for attorney's fees or other damages, costs or expenses of any kind or nature.

         4. Employer, on behalf of any parent company, subsidiary company and any other company affiliated with or under common ownership with Employer does hereby release and forever discharge Employee and his/her marital community, heirs, executors, assigns and personal representatives, from any and all claims, or demands, causes of actions, or liability of any kind or character, known or unknown, arising or accruing through the date this Agreement is executed by Employee, including without limitation all claims that are in any way related to Employee's employment by Employer or the termination thereof.

         5. Notwithstanding the foregoing, the releases contained in paragraphs 3 and 4 do not waive any claim arising out of any breach or alleged breach of this Agreement, or any claim that may arise after the date this waiver is executed.

         6. Each of the persons identified as a subject or beneficiary of the release provisions of paragraphs 3 and 4 above is intended as, and is expressly designated as, a third party beneficiary of this Agreement.

         7. On or before the effective date of termination set forth above, Employee shall return all of Employer's property in his/her possession, custody, or control, including without limitation all records, files, goods, equipment, documents, computer, software, data, disks, and any other property of any kind or description whatsoever, including (if applicable) all copies thereof.

         8. Employee agrees to keep the terms of this Agreement confidential, and not to disclose the terms of this Agreement to any person except as may be required by law. This obligation shall be equally be binding upon Employee's counsel and upon his/her spouse (if any), who shall also keep the terms of this Agreement confidential and not disclose them to any person except as may be required by law.

         9. Consistent with the full release contained in paragraph 3 above, Employee agrees not to file or lodge any type of complaint alleging violation of any law by Employer with any agency, or otherwise disparage Employer in statements to any person or assert any claims or demands against it. In the event that Employee brings such a lawsuit or files or lodges such a complaint in breach of this paragraph, then Employee shall be required (in addition to such damages as may be recoverable by Employer) to reimburse Employer the sum and/or value of all severance benefits received pursuant to paragraph 2 of this Agreement.

         10. Employee understands and agrees that the execution of this Agreement and the provision of severance benefits described herein are not to be construed as an admission by Employer of any liability to Employee, liability being expressly denied; but this Agreement instead represents a compromise and settlement of disputed and unliquidated claims.

         11. Employee is hereby advised to consult with an attorney before executing this Agreement. By his/her signature hereon, Employee acknowledges that he/she has been so advised, and that he/she has had an opportunity to consult with, and has consulted with, an attorney before executing this Agreement.

         12. Employee acknowledges that he/she has been given a period of twenty-one (21) days within which to consider this Agreement.

         13. For a period of seven (7) days following the execution of this Agreement by Employee, Employee may revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired. This Agreement shall become effective upon the eighth day following Employee's signature hereon, provided that Employee has delivered this signed Agreement to Employer within the same period (the "Effective Date").

         14. This Agreement constitutes the entire Agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the party to be charged with such modification or amendment.

         15. Should any litigation be commenced between the parties hereto concerning the terms of this Agreement, or the rights and duties of the parties hereto under this Agreement, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for the prevailing party's attorneys' fees, expert's fees, and expenses of litigation.

         16. The provisions of this Agreement are independent of and separate and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified and replaced by a provision, as similar in form, content and effect as possible, to the invalid or unenforceable provision and the Agreement shall be deemed reformed accordingly. Notwithstanding the foregoing, however, the obligations of either party shall be rendered null and void if any part of the material consideration for that party's obligations is or becomes unenforceable and no reasonable substitute provision with the same material effect is available to the parties.

         17. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such rights, remedy, power, or privilege with respect to any other occurrence.

         18. This Agreement is the product of negotiation between the parties. This Agreement shall be construed in accordance with its plain meaning and shall not be construed for or against any party on account of the role of any party or its counsel in the drafting of this Agreement.

         19. This Agreement shall be governed by the substantive laws of Arizona and any action to enforce or construe this Agreement or to declare the rights of the parties hereunder shall be commenced and maintained in a state or federal court in Arizona.

         20. Employee has read this Agreement, and understand the extent and effect of its terms, the relinquishment of his/her legal rights and the legal consequences involved in entering into this Agreement. Employee is satisfied with the terms and conditions of settlement represented by this Agreement. Employee is signing this Agreement voluntarily.

[Employee must initial the following paragraph, if applicable; that is, if Employee chooses to sign this Agreement before the expiration of twenty-one days after it was offered to Employee.]

         21. Employee hereby waives the twenty-one day period within which to consider this Agreement (but not the seven day period within which Employee may revoke this Agreement), because it is Employee's desire and request to have the severance pay paid as promptly as possible. Employee acknowledges that Employee has had a reasonable time to consider this Agreement, and that Employee could have and would have taken the full twenty-one days to consider this Agreement had Employee needed or desired it. Employee acknowledges that no pressure has been applied or deadline stated by Employer in connection with Employee's execution of this Agreement and that Employee was guided by Employee's own judgment and desire to expedite payment of the severance pay, in determining to sign this Agreement before the expiration of the twenty-one day period. _________(initial here, if applicable)







                                    "Employee":
                                    Scott D. Fullmer
                                    ---------------------------------------

                                    (Print name)

                                    /s/  Scott D. Fullmer
                                    ---------------------------------------
                                    (Signature)

                                    "Employer":
                                    POORE BROTHERS, INC.


                                    By: /s/ Eric J. Kufel
                                        -----------------------------------

                                        Its: President and CEO
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